Exhibit 99

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG ANNOUNCES SECOND-QUARTER FINANCIAL RESULTS
———————————
REPORTS DILUTED EPS OF $0.80 AND ADJUSTED DILUTED EPS OF $1.10

NASHVILLE, Tenn. ─ (August 2, 2016) ─ AMSURG Corp. (NASDAQ: AMSG) today announced financial results for the second quarter and six months ended June 30, 2016. The Company’s results for the quarter, compared with the second quarter of 2015, included:

•	Net revenues of $758.5 million, up 18% from $642.0 million for the second quarter of 2015;

•	An increase of 39% in net earnings attributable to AMSURG common shareholders to $43.8 million;

•	A 23% increase in net earnings attributable to AMSURG common shareholders to $0.80 per diluted share;

•	An increase of 27% in adjusted net earnings to $63.1 million;

•
13% growth in adjusted net earnings to $1.10 per diluted share, on a 12% increase in diluted shares outstanding, if converted, primarily due the Company’s December 2015 public offering of common stock; and

•	Adjusted EBITDA of $149.2 million, up 17%.

See page 6 for a reconciliation of all GAAP and non-GAAP financial results.

“We are pleased with AMSURG’s operating and financial performance for the second quarter, highlighted by our significant profitable growth,” commented Christopher A. Holden, President and Chief Executive Officer of AMSURG. “Our net revenues again reflected meaningful organic growth, with a 4.2% increase in same center revenues for our Ambulatory Services division and a 5.5% increase in same contract revenue for our Physician Services division. We also continued to expand and strengthen our market presence for both divisions and positioned AMSURG for future growth through the completion of nine acquisitions during the quarter. Finally, we executed a definitive agreement for a transformative merger with Envision Healthcare. On completion, this merger will create a national provider of a broad continuum of clinical network solutions, including multiple outsourced physician specialties, such as emergency, hospitalist, anesthesia, radiology and children’s services, as well as solutions for ambulatory surgery, post-acute care and medical transportation. We continue to expect to complete the merger by the end of 2016, subject to regulatory approvals, approval by Envision and AMSURG shareholders and the satisfaction or waiver of other customary closing conditions.

“During the second quarter, Ambulatory Services acquired four ambulatory surgery centers. Physician Services completed five acquisitions during the second quarter, three of which were closed on June 30, 2016. The Physician Services transactions were comprised of a radiology practice and four anesthesia practices, including a multi-state anesthesia practice focused on serving ASCs. The transactions expanded Physician Services’ presence in existing markets and established the division’s initial presence in Illinois. We continue to evaluate additional potential acquisitions in our strong pipeline, including opportunities for Ambulatory Services and across all our Physician Services specialties. In the first half of 2016, we deployed nearly $300 million of capital for acquisitions, which we expect to increase to approximately $400 million for the full year. Subsequent to the end of the second quarter, Ambulatory Services has completed the acquisition of three additional ASCs.

AMSG Reports Second-Quarter Results

August 2, 2016

“During the second quarter, the timing of our acquisitions was later than anticipated, which affected the quarter’s revenue and will affect our full-year revenue performance. In addition, our Physician Services new contract signings are on target to meet or exceed our expectations for the year, however, the start dates for these new contracts are later in the year than assumed when preparing our revenue guidance. While the timing of the new contract starts will affect revenue growth for 2016, it will have little impact on net earnings.”

Ambulatory Services

Net revenues for the second quarter of 2016 were $319.7 million, a 2.8% increase from $311.0 million for the second quarter of 2015. The growth in net revenue was impacted by the deconsolidation of nine ASCs during the 12 months ended June 30, 2016, which contributed incremental revenues of $18.4 million for the second quarter of 2015. The 4.2% increase in same center revenues for the second quarter of 2016 compared with the second quarter of 2015 was comprised of a 3.3% increase in procedures and a 0.9% increase in net revenue per procedure. Adjusted EBITDA was $61.7 million for the second quarter, up 2.4% from $60.3 million for the second quarter last year.

Ambulatory Services operated 258 ASCs and one surgical hospital at June 30, 2016. In addition to acquiring four ASCs during the quarter, Ambulatory Services disposed of two ASCs and deconsolidated one ASC, which was contributed to a new joint venture with a hospital. The division had four ASCs under letter of intent at the end of the second quarter of 2016, three of which have now been purchased, and one ASC was under development, which is expected to open in the third quarter of 2016.

Physician Services

Net revenues for Physician Services increased 33% to $438.8 million from $331.0 million for the second quarter of 2015. Adjusted EBITDA was $87.5 million for the quarter, up 29% from $67.7 million for the second quarter of 2015, and adjusted EBITDA margin was 19.9% compared with 20.4%.

The comparable-quarter growth in Physician Services revenues was comprised of an increase of 4.5% in same-contract revenues, 0.6% in net new contract revenues and 27.5% in acquisition revenues. Same-contract growth in net revenues totaled 5.5% for the second quarter of 2016, which included a 5.1% increase in patient encounters per day and a 0.4% increase in net revenue per patient encounter.

Liquidity

At June 30, 2016, AMSURG had cash and cash equivalents of $74.1 million and availability under its $500 million revolving credit facility of $100 million. Net cash flows from operations, less distributions to noncontrolling interests, were $54.5 million for the second quarter. The Company’s ratio of total debt at the end of the second quarter to trailing 12 months EBITDA as calculated under the Company’s credit agreement was 4.2.

Merger Update

AMSURG expects that the preliminary joint proxy statement/prospectus related to its previously announced merger with Envision Healthcare Holdings, Inc. (NYSE: EVHC) will be filed with the U.S. Securities and Exchange Commission on Thursday, August 4, 2016, by the new registrant “New Amethyst Corp.”

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AMSG Reports Second-Quarter Results

August 2, 2016

Guidance
AMSURG today adjusted its 2016 financial guidance for net revenues as a result of the revised timing of acquisitions and new contract signings in 2016. The Company also provided financial guidance for the third quarter of 2016. The Company’s financial and operating guidance is as follows:

•	Revenues of $3.05 billion to $3.09 billion for 2016, compared with $3.09 billion to $3.13 billion previously;

•	A same-center revenue increase of 4% to 6% for Ambulatory Services for 2016 and same-contract revenue growth of 4% to 6% in Physician Services;

•	Adjusted EBITDA of $592 million to $601 million for 2016;

•	Adjusted EPS of $4.28 to $4.35 for 2016; and

•	For the third quarter of 2016, adjusted EPS of $1.10 to $1.13.

Non-GAAP Adjusted EBITDA guidance for the full year of 2016 excludes interest expense, income taxes, depreciation, amortization, share-based compensation, transaction costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations. Non-GAAP Adjusted EPS guidance for the third quarter and full year of 2016 exclude acquisition-related transaction costs, acquisition-related amortization expense, gains and losses on future deconsolidation transactions and share-based compensation expense, net of the tax impact thereon. The exact amount of such exclusions are not currently determinable but may be significant and may vary significantly from period to period (see page 6 for a reconciliation of all GAAP and non-GAAP financial results).

Conference Call

AMSURG Corp. will hold a conference call to discuss this release today, August 2, 2016, at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

Safe Harbor

This press release contains forward-looking statements, including the Company’s financial and operating guidance for the first quarter and full year of 2016. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: we may face challenges managing our Physician Services Division as a new business and may not realize anticipated benefits; we may become subject to investigations by federal and state entities and unpredictable impacts of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; there may be governmental or commercial health changes designed to reduce the number of surgical procedures; we may fail to comply with applicable laws and regulations including the federal Anti-Kickback statue and similar state laws; we may not be able to successfully maintain effective internal controls over financial reporting; we may not be able to implement our business strategy, manage the growth in our business, and integrate acquired businesses; the attention of management may be diverted by the process of making new acquisitions; the risks associated with our ability to consummate the business combination with Envision and the timing of the closing of the business combination; the ability to successfully integrate our and Envision’s operations and employees; the ability to realize the anticipated benefits and synergies of the business combination with Envision; the potential impact of the announcement of the business combination or consummation of the transaction on relationships, including with our employees, customers and competitors; our substantial indebtedness and restrictions in our debt instruments could adversely affect our business or our ability to implement our growth strategy, or limit our ability to react to changes in the economy or our industry; we may not generate sufficient cash to service our indebtedness, including any future indebtedness; restricted covenants in our indenture

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AMSG Reports Second-Quarter Results

August 2, 2016

documents may restrict our business strategies or could result in an acceleration of our debt; regulatory changes may obligate us to buy out interests of physicians who are minority owners of our surgery centers; we may not be able to successfully maintain our information systems and processes, implement new systems and processes, and maintain the security of those systems and processes; we may fail to effectively and timely transition to the ICD-10 coding system; we may fail to effectively manage and implement security measures protecting our information technology systems to protect confidential data; our disaster recovery systems or management continuity plans may be disrupted; we may face shortages or quality control issues of products, equipment, and medical supplies that could adversely affect our operations and profitability; enforcement authorities may conclude that our market share in any particular market is too concentrated or our clients’ commercial payor contract negotiating practices are illegal; we may be subject to litigation and investigations and liability claims for damages and other expenses not covered by insurance; we may be required to write-off a portion of our intangible assets; payments from third-party payors, including government healthcare programs, may decrease or not increase as our costs increase; there may be adverse developments affecting the medical practices of our physician partners; we may not be able to maintain favorable relations with our physician partners; our physician partners may fail to perform on their pro rata share of any indebtedness or lease agreements; we may not be able to grow our ambulatory services revenue by increasing procedure volume while maintaining operating margins and profitability at our existing surgery centers; we may not be able to compete for physician partners, managed care contracts, patients and strategic relationships; adverse weather and other factors beyond our control may affect our business; our legal responsibility to minority owners of our surgery centers may conflict with our interests and prevent us from acting solely in our best interests; we may be adversely impacted by changes in patient volume and patient mix; several client relationships generate a significant portion of our physician services revenues; our physician services contracts may be cancelled or not renewed or we may not be able to enter into additional contracts under terms acceptable to us; reimbursement rates, revenue and profit margin under our fee-for-service physician services payor contracts may decrease; we may not be able to timely or accurately bill for services; laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease; we may not be able to enroll our physician services providers in the Medicare and Medicaid programs on a timely basis; our strategic partnerships with healthcare providers may not be successful; our segments of the market for medical services have a high level of competition; we may not be able to successfully recruit and retain physicians, nurses and other clinical providers; we may not be able to accurately assess the costs we will incur under new contracts; our margins may be negatively impacted by cross-selling to existing clients or selling bundled services to new clients; we may not be able to enforce non-compete agreements with our physicians and other clinical employees in some jurisdictions; there may be unfavorable changes in regulatory, economic and other conditions in the states where we operate; legislative or regulatory action may make our captive insurance company arrangement less feasible or otherwise reduce our profitability; our reserves with respect to our losses covered under our insurance programs may not be sufficient; and the other risk factors are described in AMSURG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by other filings with the Securities and Exchange Commission. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AMSURG disclaims any intent or obligation to update these forward-looking statements.

About AMSURG

AMSURG’s Ambulatory Services Division acquires, develops and operates ambulatory surgery centers in partnership with physicians throughout the U.S. AMSURG’s Physician Services Division, Sheridan, provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities throughout the U.S., primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. Through these businesses as of June 30, 2016, AMSURG owned and operated 258 ASCs and one surgical hospital in 34 states and the District of Columbia and provided physician services to more than 530 healthcare facilities in 32 states. AMSURG has partnerships with, or employs, over 6,000 physicians and other healthcare professionals in 40 states and the District of Columbia.

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AMSG Reports Second-Quarter Results

August 2, 2016

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data (In thousands, except earnings per share)

	Three Months Ended June 30,		Six Months Ended June 30,
Statement of Earnings Data:	2016	2015	2016	2015
Revenues	$859,832	$707,733	$1,678,118	$1,345,930
Provision for uncollectibles	(101,333)	(65,783)	(194,941)	(133,535)
Net revenue	758,499	641,950	1,483,177	1,212,395
Operating expenses:
Salaries and benefits	404,011	320,396	813,850	622,575
Supply cost	49,703	45,790	96,666	88,374
Other operating expenses	111,145	105,002	218,827	195,572
Transaction costs	5,135	1,982	6,525	3,453
Depreciation and amortization	30,054	23,612	59,126	46,430
Total operating expenses	600,048	496,782	1,194,994	956,404
Net gain (loss) on disposals and deconsolidations	2,595	(3,035)	2,595	(3,258)
Equity in earnings of unconsolidated affiliates	7,351	3,989	13,930	6,640
Operating income	168,397	146,122	304,708	259,373
Interest expense, net	31,913	30,182	62,723	60,429
Earnings before income taxes	136,484	115,940	241,985	198,944
Income tax expense	33,365	25,193	54,162	39,442
Net earnings	103,119	90,747	187,823	159,502
Less net earnings attributable to noncontrolling interests	57,050	57,072	110,891	104,789
Net earnings attributable to AmSurg Corp. shareholders	46,069	33,675	76,932	54,713
Preferred stock dividends	(2,264)	(2,264)	(4,528)	(4,528)
Net earnings attributable to AmSurg Corp. common shareholders	$43,805	$31,411	$72,404	$50,185

Net earnings per share attributable to common shareholders:
Basic	$0.82	$0.66	$1.35	$1.05
Diluted	$0.80	$0.65	$1.34	$1.05
Weighted average number of shares and share equivalents outstanding:
Basic	53,739	47,678	53,702	47,625
Diluted	57,327	48,099	57,229	48,002

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AMSG Reports Second-Quarter Results

August 2, 2016

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands, except earnings per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of net earnings to Adjusted net earnings (1):
Net earnings attributable to AmSurg Corp. shareholders	$46,069	$33,675	$76,932	$54,713
Amortization of purchased intangibles	18,189	12,490	35,884	24,912
Share-based compensation	7,900	3,883	15,068	7,592
Transaction costs	5,135	1,982	6,525	3,453
Net (gain) loss on disposals and deconsolidations	(2,595)	3,035	(2,595)	3,258
Net change in fair value of contingent consideration	(2,598)	6,410	(2,598)	6,410
Total pre-tax adjustments	26,031	27,800	52,284	45,625
Tax effect	8,952	11,593	19,453	18,723
Total adjustments, net	17,079	16,207	32,831	26,902
Adjusted net earnings	$63,148	$49,882	$109,763	$81,615

Basic shares outstanding	53,739	47,678	53,702	47,625
Effect of dilutive securities, options and non-vested shares	3,588	3,550	3,527	3,518
Diluted shares outstanding, if converted	57,327	51,228	57,229	51,143

Adjusted earnings per share	$1.10	$0.97	$1.92	$1.60

Reconciliation of net earnings to Adjusted EBITDA (2):
Net earnings attributable to AmSurg Corp. shareholders	$46,069	$33,675	$76,932	$54,713
Interest expense, net	31,913	30,182	62,723	60,429
Income tax expense	33,365	25,193	54,162	39,442
Depreciation and amortization	30,054	23,612	59,126	46,430
EBITDA	141,401	112,662	252,943	201,014
Adjustments:
Share-based compensation	7,900	3,883	15,068	7,592
Transaction costs	5,135	1,982	6,525	3,453
Net (gain) loss on disposals and deconsolidations	(2,595)	3,035	(2,595)	3,258
Net change in fair value of contingent consideration	(2,598)	6,410	(2,598)	6,410
Total adjustments	7,842	15,310	16,400	20,713
Adjusted EBITDA	$149,243	$127,972	$269,343	$221,727

Segment Information:
Ambulatory Services Adjusted EBITDA	$61,746	$60,304	$115,372	$107,612
Physician Services Adjusted EBITDA	87,497	67,668	153,971	114,115
Adjusted EBITDA	$149,243	$127,972	$269,343	$221,727

Net Revenue by Segment:
Ambulatory Services	$319,747	$310,991	$626,881	$594,901
Physician Services	438,752	330,959	856,296	617,494
Total net revenue	$758,499	$641,950	$1,483,177	$1,212,395
See footnotes on page 10

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AMSG Reports Second-Quarter Results

August 2, 2016

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued

Operating Data- Ambulatory Services:
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Procedures performed during the period at consolidated centers	436,940	441,302	853,524	845,821
Centers in operation, end of period (consolidated)	236	239	236	239
Centers in operation, end of period (unconsolidated)	22	11	22	11
Average number of continuing centers in operation (consolidated)	237	238	236	237
New centers added, during period	4	2	4	4
Centers merged into existing centers, during period	—	—	1	—
Centers discontinued, during period	2	—	2	—
Centers under development, end of period	1	2	1	2
Centers under letter of intent, end of period	4	6	4	6
Average revenue per consolidated center (in thousands)	$1,352	$1,308	$2,655	$2,515
Same center revenues increase (consolidated)	4.2%	5.1%	6.6%	4.4%
Surgical hospitals in operation, end of period (unconsolidated)	1	—	1	—

Operating Data- Physician Services:
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Contribution to Net Revenue Growth:
Same contract	4.5%	10.9%	7.0%	8.1%
New contract	0.6	1.6	0.9	2.0
Acquired contract and other	27.5	11.8	30.8	9.3
Total net revenue growth	32.6%	24.3%	38.7%	19.4%

Same contract revenue growth	5.5%	14.3%	8.4%	10.5%

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AMSG Reports Second-Quarter Results

August 2, 2016

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands)

	June 30,	December 31,
Balance Sheet Data:	2016	2015
Assets
Current assets:
Cash and cash equivalents	$74,105	$106,660
Restricted cash and marketable securities	12,794	13,506
Accounts receivable, net of allowance of $208,780 and $167,411, respectively	375,352	337,330
Supplies inventory	21,980	21,406
Prepaid and other current assets	74,565	75,771
Total current assets	558,796	554,673
Property and equipment, net	204,922	189,168
Investments in unconsolidated affiliates	179,056	169,170
Goodwill	4,175,008	3,970,210
Intangible assets, net	1,679,275	1,594,637
Other assets	46,263	21,450
Total assets	$6,843,320	$6,499,308
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$20,772	$20,377
Accounts payable	30,721	32,561
Accrued salaries and benefits	186,908	202,537
Accrued interest	30,400	30,480
Other accrued liabilities	92,571	119,237
Total current liabilities	361,372	405,192
Long-term debt	2,581,043	2,357,956
Deferred income taxes	743,447	699,498
Other long-term liabilities	119,478	96,183
Commitments and contingencies
Noncontrolling interests – redeemable	177,845	175,732
Equity:
Preferred stock, no par value, 5,000 shares authorized, 1,725 shares issued and outstanding	166,632	166,632
Common stock, no par value, 120,000 shares authorized, 54,816 and 54,294 shares issued and outstanding, respectively	1,356,829	1,345,418
Retained earnings	853,817	781,413
Total AmSurg Corp. equity	2,377,278	2,293,463
Noncontrolling interests – non-redeemable	482,857	471,284
Total equity	2,860,135	2,764,747
Total liabilities and equity	$6,843,320	$6,499,308

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AMSG Reports Second-Quarter Results

August 2, 2016

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Statement of Cash Flow Data:	2016	2015	2016	2015
Cash flows from operating activities:
Net earnings	$103,119	$90,747	$187,823	$159,502
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	30,054	23,612	59,126	46,430
Amortization of deferred loan costs	2,139	2,081	4,279	4,155
Provision for uncollectibles	107,606	70,515	207,046	144,514
Net (gain) loss on disposals and deconsolidations	(2,595)	3,035	(2,595)	3,258
Share-based compensation	7,900	3,883	15,068	7,592
Excess tax benefit from share-based compensation	(129)	(216)	(3,734)	(3,533)
Deferred income taxes	14,385	(635)	20,987	2,699
Equity in earnings of unconsolidated affiliates	(7,351)	(3,989)	(13,930)	(6,640)
Net change in fair value of contingent consideration	(2,598)	6,410	(2,598)	6,410
Increases (decreases) in cash and cash equivalents, net of acquisitions and dispositions:
Accounts receivable	(113,851)	(82,842)	(228,374)	(157,056)
Supplies inventory	(234)	(80)	(412)	(110)
Prepaid and other current assets	(15,321)	16,485	(23,744)	30,327
Accounts payable	2,761	1,830	(3,347)	(696)
Accrued expenses and other liabilities	(17,148)	20,534	(28,204)	12,648
Other, net	4,595	1,198	7,714	1,895
Net cash flows provided by operating activities	113,332	152,568	195,105	251,395
Cash flows from investing activities:
Acquisitions and related expenses	(278,123)	(69,454)	(281,113)	(196,032)
Acquisition of property and equipment	(21,927)	(17,882)	(37,618)	(32,665)
Proceeds from sale of interests in surgery centers	25	—	25	—
Purchases of marketable securities	(498)	(1,245)	(498)	(1,245)
Maturities of marketable securities	498	2,988	2,738	2,988
Other	(7,240)	(1,767)	(8,749)	(1,987)
Net cash flows used in investing activities	(307,265)	(87,360)	(325,215)	(228,941)
Cash flows from financing activities:
Proceeds from long-term borrowings and revolving credit facility	300,954	5,568	317,151	7,795
Repayment on long-term borrowings and revolving credit facility	(58,431)	(5,075)	(98,763)	(10,288)
Distributions to noncontrolling interests	(58,788)	(53,831)	(115,589)	(101,033)
Proceeds from issuance of common stock upon exercise of stock options	174	334	450	2,080
Repurchase of common stock	—	—	(5,688)	(3,684)
Other	(1,754)	(2,071)	(6)	886
Net cash flows provided by (used in) financing activities	182,155	(55,075)	97,555	(104,244)
Net increase (decrease) in cash and cash equivalents	(11,778)	10,133	(32,555)	(81,790)
Cash and cash equivalents, beginning of period	85,883	116,156	106,660	208,079
Cash and cash equivalents, end of period	$74,105	$126,289	$74,105	$126,289

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AMSG Reports Second-Quarter Results

August 2, 2016

AMSURG CORP.
Footnotes to Reconciliations of Non-GAAP Measures to GAAP Measures

(1)
We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes discontinued operations, the gains or loss from deconsolidations, which are non-cash in nature, transaction costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense, changes in contingent purchase price consideration and share-based compensation expense. Adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating adjusted earnings per share, we utilize the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

(2)
We define Adjusted EBITDA of AmSurg as earnings before interest expense, net, income taxes, depreciation, amortization, share-based compensation, transaction costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA as defined.

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